UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

KENNETH COLE PRODUCTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kenneth Cole
New York

Kenneth Cole Productions, Inc.
603 West 50th Street
New York, NY 10019

April 18, 2008

To our Shareholders:

On behalf of the Board of Directors and management of Kenneth Cole Productions, Inc., I cordially invite you to the Annual Meeting of Shareholders to be held on Thursday, May 29, 2008 at 10:00 A.M. at the Company’s principal administrative offices, 400 Plaza Drive, Secaucus, New Jersey 07094.

At the Annual Meeting, shareholders will be asked to elect six directors and approve the selection of the Company’s independent registered public accounting firm. These matters are fully described in the accompanying notice of Annual Meeting and Proxy Statement.

It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. I am gratified by our shareholders’ continued interest in Kenneth Cole Productions, Inc. and urge you to vote promptly.

Sincerely,

/s/ Kenneth D. Cole
Kenneth D. Cole
Chairman of the Board of Directors, and Chief Executive Officer

KENNETH COLE PRODUCTIONS, INC.
603 West 50th Street
New York, NY 10019

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 29, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Kenneth Cole Productions, Inc. (the “Company”), a New York corporation, will be held on Thursday, May 29, 2008 at 10:00 A.M. at the Company’s principal administrative offices, 400 Plaza Drive, Secaucus, NJ 07094 for the following purposes, or as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect six directors to serve for a term of one year;

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company to serve for the 2008 fiscal year; and

3.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment, postponement or rescheduling thereof in connection with the foregoing or otherwise.

Shareholders of record at the close of business on April 9, 2008 are entitled to notice of and to vote at the meeting and any adjournment thereof. It is important that your shares be represented at the meeting.

To assure your representation at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy card, which is solicited by the Company’s Board of Directors, and to mail it promptly in the envelope provided. Any shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy card.

Note that if you have received a Notice of Internet Availability of Proxy Materials, you will not receive a proxy card and should follow the instructions for voting provided in that notice.

We encourage you to read the attached Proxy Statement carefully. In addition, you may obtain information about the Company from the Annual Report on Form 10-K for the year ended December 31, 2007 included with this notice and from documents that we have filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

/s/ Michael F. Colosi
New York, New York	Michael F. Colosi
April 18, 2008	Secretary

IMPORTANT
A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

KENNETH COLE PRODUCTIONS, INC.
603 West 50th Street
New York, NY 10019

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

May 29, 2008

          This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors of Kenneth Cole Productions, Inc., a New York corporation (“KCP” or the “Company”), of proxies to be used at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the Company’s principal administrative offices, located at 400 Plaza Drive, Secaucus, NJ 07094, on Thursday, May 29, 2008 at 10:00 A.M. and at any adjournment, postponement or rescheduling thereof. The approximate date on which the Notice of Annual Meeting of Shareholders was given to shareholders was on or about April 18, 2008.

General Information about the Meeting

Who may vote

          Each shareholder of record at the close of business on April 9, 2008 will be entitled to vote.

          On April 9, 2008, the Company had outstanding 10,788,789 shares of Class A Common Stock, par value $.01 per share (the “Class A Common Stock”) and 8,010,497 shares of Class B Common Stock, par value $.01 per share (the “Class B Common Stock”). All of the issued and outstanding shares of Class B Common Stock are owned directly or indirectly by Kenneth D. Cole, Chairman of the Board and Chief Executive Officer of the Company.

          Except as otherwise provided in the Company’s Restated Certificate of Incorporation or By-laws, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be voted upon at the Annual Meeting and any adjournment, postponement or rescheduling thereof, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock, and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock. The Company’s Restated Certificate of Incorporation provides that the holders of the Class A Common Stock vote separately as a class to elect 25% (not less than two directors) of the Company’s Board of Directors.

Voting your proxy

If you have received a proxy card along with this document, you are requested to fill in, date and sign the proxy card and mail it promptly in the envelope provided.

If you have received a Notice of Internet Availability of Proxy Materials, you will not receive a proxy card and should follow the instructions for voting provided in that notice. These instructions allow for online voting at www.proxyvote.com.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee.

See “Delivery of Voting Materials,” “Counting the votes” and “Vote required” below for further information.

Votes needed to hold the meeting

          In accordance with New York law and the Company’s By-laws, the Annual Meeting will be held if a majority of the Company’s outstanding shares entitled to vote is present or represented by proxy at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Annual Meeting (an “abstention”), if you:

          - are present and vote in person at the Annual Meeting; or

          - have properly voted by proxy based on the instructions provided to you.

          In addition, shares that are present or represented by proxy at the Annual Meeting will be counted for purposes of determining if there is a quorum regardless of whether a broker with authority fails to exercise its authority to vote on some or all of the proposals at the Annual Meeting (a “broker non-vote”).

Counting the votes

          In the election of Directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will not be included in the tabulation of the votes cast on any of the proposals at the Annual Meeting.

Vote required

          In the election of Directors, the affirmative vote of a plurality of the shares voting, in person or by proxy, at the Annual Meeting is required to elect each nominee director. All other proposals require the affirmative vote of a majority of the shares voting, in person or by proxy, at the Annual Meeting.

Matters to be voted on at the Annual Meeting

          There are two proposals that will be presented for your consideration at the meeting:

•	Election of the Board of Directors

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm

Our voting recommendations

          Our Board of Directors recommends that you vote:

•	“FOR” each of management’s nominees to the Board of Directors

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm

Cost of this proxy solicitation

          The Company has hired Georgeson, Inc. to assist in the solicitation of beneficial owners for a fee not to exceed $1,500, plus out-of-pocket expenses. The Company may also reimburse brokerage firms and other persons representing beneficial owners, such as banks and trustees, of shares for their reasonable expenses in forwarding the voting materials to their customers who are beneficial owners of shares of Class A Common Stock and obtaining their voting instructions. The cost of this proxy solicitation will be borne by the Company.

Attending the Annual Meeting

          You may vote shares held directly in your name in person at the Annual Meeting. If you choose to attend the Annual Meeting, please bring the enclosed proxy card or proof of identification for entrance to the Annual Meeting. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

Changing your vote

          You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing a new proxy card with a later date or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy. In addition, you can also change your vote prior to the meeting by resubmitting instructions via telephone or internet with your unique control number located in your Notice of Internet Availability of Proxy Materials or by contacting your broker to request a new vote instruction form.  See “Voting your proxy” above for further instructions.

Voting results

          The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

Delivery of voting materials

          In 2007, the Securities and Exchange Commission adopted amendments to the proxy rules under the Securities Exchange Act of 1934 to provide shareholders with the ability to choose the means by which they access proxy materials. As such, the Company is choosing to follow the “notice only” option for certain shareholders, which requires that only a “Notice of Internet Availability of Proxy Materials” be mailed to some shareholders, and the “full set delivery” option for the remaining shareholders. Shareholders who receive the Notice of Internet Availability of Proxy Materials and wish to receive hard copies of the proxy materials may receive such copies by making a request on-line at www.investorEconnect.com. To reduce the expenses of delivering duplicate voting materials to our shareholders who may have more than one Company stock account, we are taking advantage of rules that permit us to deliver only one set of voting materials, meaning the Proxy Statement, proxy card and the 2007 annual report to shareholders, to shareholders who share an address unless otherwise requested.

How to obtain a separate set of voting materials

          If you share an address with another shareholder and have received only one set of voting materials, you may write, e-mail or call us using the contact information set forth below to request a separate copy of these materials at no cost to you. The Company undertakes to deliver promptly to you, upon your request, a separate copy of these materials. For future annual meetings, you may request separate voting materials, or request that the Company send only one set of voting materials to you if you are receiving multiple copies, by e-mailing the Company at investrelations@kennethcole.com or writing us at Kenneth Cole Productions, Inc., 400 Plaza Drive, Secaucus, NJ 07094, Attn: Investor Relations or calling us at (201) 864-8080 extension 28451.

PROPOSAL ONE: ELECTION OF DIRECTORS

          Six directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors have been elected and shall qualify. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote in their discretion for a nominee, if any, that may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

Nominees for Director

          The Board of Directors has nominated six directors to be elected to the Board of Directors at the Annual Meeting: Kenneth D. Cole, Martin E. Franklin, Jill Granoff, Robert C. Grayson, Denis F. Kelly, and Philip R. Peller.

          Robert C. Grayson and Denis F. Kelly are the nominees for director for election by the holders of the Class A Common Stock. The other nominees for director will be elected by the vote of the holders of the Class A Common Stock and the holders of the Class B Common Stock voting together as a single class. All nominees, except for Ms. Granoff, are currently directors. Each nominee has agreed to be named in this Proxy Statement and to serve as a director if elected.

          Certain information concerning the nominees is set forth below:

Name	Age	Principal Occupation	Year Became a Director

Kenneth D. Cole	54	Chairman of the Board; Chief Executive Officer through May 4, 2008	1982
Martin E. Franklin	43	Chairman and Chief Executive Officer of Jarden Corporation	2005
Jill Granoff	46	Chief Executive Officer, effective May 5, 2008	—
Robert C. Grayson	63	President, Robert C. Grayson & Associates, Inc.	1996
Denis F. Kelly	58	Managing Partner, Scura, Rise & Partners, Inc.	1994
Philip R. Peller	68	Independent Business Consultant; Retired Partner, Arthur Andersen LLP	2005

           Kenneth D. Cole has served as the Company’s Chief Executive Officer and Chairman of the Board since its inception in 1982 and was also President until February 2002. Mr. Cole was a founder, and from 1976 through 1982, a senior executive of El Greco, Inc., a shoe manufacturing and design company which manufactured Candies women’s shoes. Mr. Cole is the Chairman of the Board of Directors of the American Foundation for AIDS Research (“AmFAR”). In addition, he is on the Board of Trustees of the Sundance Institute and the Council of Fashion Designers of America. Mr. Cole is also a Director and President of nearly all of the wholly-owned subsidiaries of the Company.

          Martin E. Franklin has served as the Chairman and Chief Executive Officer of Jarden Corporation since September 2001. He has served as Director of GLG Partners, Inc., formerly known as Freedom Acquisition Holdings, Inc., since December 2006. Mr. Franklin also serves as the Chairman of Liberty Acquisitions Holdings, Corp. since November 2007. Prior to this, Mr. Franklin served as Executive Chairman of Bolle Inc. from July 1997 to February 2000. He also held the position of Chairman and CEO of Lumen Technologies, Inc. from May 1996 to December 1998, and its predecessor, Benson Eyecare Corporation, from October 1992 to May 1996. Mr. Franklin is currently a member of the Board of Directors of the Jewish Theological Seminary of America and One Family Fund, and various other charitable organizations.

          Jill Granoff will be joining the Company as its Chief Executive Officer effective May 5, 2008.  Ms. Granoff was most recently employed with Liz Claiborne Inc. (“Liz Claiborne”) where she was the Executive Vice President of Direct Brands. She was responsible for the key growth engines at Liz Claiborne with global oversight for Juicy Couture, Lucky Brand Jeans, Kate Spade and its Outlet and E-Commerce businesses. Prior to joining Liz Claiborne, Ms. Granoff was President and Chief Operating Officer of Victoria Secret Beauty.  Ms. Granoff is a member of the Executive Committee of the Board of Governors of Cosmetic Executive Women, the Industry Advisory Board of the Fashion Institute of Technology, and The Women’s Forum.

          Robert C. Grayson is the founder of Robert C. Grayson & Associates (d.b.a. The Grayson Company), which is a broad-based consulting practice for the consumer goods sector. From 1992 to 1996, Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men’s sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1982 to 1985. He also serves as a director of St. John Knits, Lillian August Inc., U-Food and Stax Incorporated.

           Denis F. Kelly is a Managing Partner of Scura, Rise & Partners, LLC as well as Chairman of Ashburn Hill Corp, a manufacturer of fire resistant garments. From July 1993 to December 2000, Mr. Kelly was the head of the Mergers and Acquisitions Department at Prudential Securities Incorporated. From 1991 to 1993, Mr. Kelly was President of Denbrook Capital Corp., a merchant-banking firm. Mr. Kelly was at Merrill Lynch from 1980 to 1991, where he served as Managing Director, Mergers & Acquisitions from 1984 to 1986, and then as a Managing Director, Merchant Banking, from 1986 to 1991. Mr. Kelly is a director of MSC Industrial Direct, Inc.

          Philip R. Peller was employed by Arthur Andersen LLP for 39 years. Prior to his retirement from Arthur Andersen in 1999, he served as Managing Partner of Practice Protection and Partner Matters for Andersen Worldwide SC, the coordinating entity for the activities of Arthur Andersen and Andersen Consulting, from 1996 to 1999. Prior to that appointment, Mr. Peller served as the Managing Director - Quality, Risk Management and Professional Competence for the worldwide audit practice. Mr. Peller joined Arthur Andersen in 1960 and was promoted to Audit Partner in 1970. Mr. Peller is a Certified Public Accountant. Mr. Peller is currently a member of the Board of Directors and Chair of the Audit Committee of MSC Industrial Direct Co., Inc. and of a privately-owned insurance company and serves as a consultant to other companies.

There are no family relationships among any directors or executive officers of the Company.

The Board of Directors recommends a vote “FOR” all nominees.

Named Executive Officers

          Kenneth D. Cole, the Company’s Principal Executive Officer, David P. Edelman, the Company’s Principal Financial Officer, and the Company’s three other most highly compensated executive officers, Doug Jakubowski, Michael DeVirgilio, and Richard S. Olicker are considered the Named Executive Officers of the Company as of the 2007 fiscal year-end.

          David P. Edelman was appointed as the Chief Financial Officer in July 2004. He joined the Company in January 1995 and served as the Company’s Senior Vice President of Finance since April 2000. Before joining the Company, Mr. Edelman was Chief Financial Officer of a women’s suit wholesaler, and he was employed 10 years as a CPA with Ernst & Young in various specialty groups including Ernst & Young’s National Consulting Office and its Retail and Apparel Audit Group. Mr. Edelman serves on the Board of Directors of the American Apparel and Footwear Association. Mr. Edelman is also a Director of many of the Company’s wholly-owned subsidiaries.

          Douglas Jakubowski has served as President of Kenneth Cole – Apparel and Corporate Relations since October 2007. Mr. Jakubowski previously served as President of the Kenneth Cole Reaction brand and Senior Vice President of Reaction from July 2005. Prior to joining the Company, Mr.  Jakubowski served as President of Perry Ellis Menswear from 2003 to 2005. From 1997 to 2003, he served as Executive Vice President of Merchandising and Design for Perry Ellis Sportswear.  Prior to joining Perry Ellis, Mr. Jakubowski held various positions of Vice President of Sales and Marketing at International News, and Director of Marketing and Sales at Koral Industries.

          Michael DeVirgilio has served as Executive Vice President of Business Development since January 2006. Mr. DeVirgilio previously served as Senior Vice President of Licensing from May 2005.  Prior to that, he served as Corporate Vice President of Licensing and Design Services from March 2002 to May 2005. From 1999 to 2001, Mr. DeVirgilio served as Divisional Vice President of Licensing. Mr. DeVirgilio joined the Company as Director of Licensing in 1997. Prior to joining the Company, Mr. DeVirgilio was Director of Merchandising for the Joseph & Feiss Company (a Division of Hugo Boss, USA).

          Richard S. Olicker joined the Company as President of the Wholesale Division and Executive Vice President of the Corporation in January 2006. Mr. Olicker was previously employed by Steven Madden, Ltd. where he held the position of President since 2001.   Prior to this, Mr. Olicker co-founded Aerogroup International, Inc. (Aerosoles), the footwear import and marketing firm, and previously served as General Counsel and Licensing Business Director at El Greco Inc. – Candie’s.

Board of Directors and Board Committees

          The Board of Directors (the “Board”) met seven times in 2007. The standing committees of the Board include the Audit Committee, Compensation Committee and Corporate Governance/Nominating Committee. Because more than 50% of the voting power of the Company is controlled by Mr. Cole, the Company is a “controlled company” under the New York Stock Exchange (“NYSE”) listing standards.  Accordingly, the Company is exempt from the provisions of the NYSE listing standards requiring: (i) a board consisting of a majority of directors who have been determined to be “independent” under the criteria set forth in the NYSE listing standards; (ii) a nominating committee composed entirely of such independent directors; and (iii) a compensation committee composed entirely of such independent directors. However, notwithstanding this exemption, the Company has decided to follow these provisions, as described more fully below, and has a Board consisting entirely of independent directors as defined by the NYSE, with the exception of Mr. Cole, and Audit, Compensation and Corporate Governance/Nominating Committees composed entirely of independent directors.

          As required by applicable NYSE listing standards, the Board has adopted charters for the Audit, Compensation and Corporate Governance/Nominating Committees. These charters are available on the Company’s website at www.kennethcole.com. Shareholders may also contact Investor Relations, 400 Plaza Drive, Secaucus, NJ 07094 or call (201) 864-8080 extension 28451 to obtain a copy of the charters without charge.

          Audit Committee. The Audit Committee, currently composed of Mr. Peller (Chairman), Mr. Franklin, Mr. Grayson and Mr. Kelly, met five times during 2007. In addition, the Chairman of the Audit Committee participated in additional conference calls to review earnings press releases and the Company’s filings on Form 10-Q and Form 10-K with members of management and the independent registered public accounting firm during 2007. The Audit Committee assists the Board in fulfilling its oversight responsibilities to shareholders, the investment community and others for monitoring (1) the quality and integrity of the financial statements of the Company; (2) the Company’s compliance with ethical policies contained in the Company’s Code of Conduct and legal and regulatory requirements; (3) the independence, qualification and performance of the independent registered public accounting firm; and (4) the performance of the internal auditors. The Audit Committee also selects, subject to shareholder approval, and engages the independent registered public accounting firm to audit the financial statements of the Company’s internal controls over financial reporting, reviews the scope of the audits, and reviews and approves internal audit programs of the Company. The Committee also pre-approves all audit and non-audit services provided by the independent registered public accounting firm. See “Audit Committee Report” for further information. Each Audit Committee member is an independent director and satisfies the financial literacy requirements of the NYSE. The Board has determined that Mr. Peller satisfies the requirements for an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission and that he is independent, as defined in the NYSE Listing Standards.

          Compensation Committee. The Compensation Committee, currently composed of the following: Mr. Grayson (Chairman), Mr. Franklin, Mr. Kelly and Mr. Peller, is responsible for providing assistance to the Board of Directors in ensuring that the Company’s officers, key executives and Board members are compensated in accordance with the Company’s total compensation objectives and executive compensation policies and strategies. During 2007, the Compensation Committee met five times. In fulfilling its duties, the Compensation Committee, among other things, will:

•	define and establish policies governing the total compensation of the Company’s executive officers;

•

review and recommend the compensation of the Company’s Chief Executive Officer, Named Executive Officers and other key executives, including base salary level, bonus plan goals, long-term incentive opportunity levels, executive perquisites, employment agreements and benefits;

•	evaluate annually the Company’s Chief Executive Officer and other key executives’ compensation levels;

•	oversee the administration of the Company’s equity-based incentive plans;

•	submit a compensation committee report to the Company’s Board of Directors to be included in the Annual Proxy Statement; and

•	select independent compensation consultants to advise the committee, where deemed necessary.

          Corporate Governance/Nominating Committee.  The Corporate Governance/Nominating Committee is currently composed of Mr. Kelly (Chairman), Mr. Franklin, Mr. Grayson and Mr. Peller.  The Corporate Governance/Nominating Committee assists the full Board of Directors in fulfilling its responsibilities to ensure that the Company is governed in a manner consistent with the interests of the shareholders of the Company and acts in conjunction with the Company’s internal Business Standards Committee in fulfilling these responsibilities. The Corporate Governance/Nominating Committee advises the Board with respect to: (a) Board organization, membership and function; (b) committee structure, membership and operations (including any committee authority to delegate to subcommittees); (c) succession planning for the executive officers of the Company; (d) the Company’s Employee Code of Conduct, factory compliance, labor compliance and other governance and compliance programs and policies and any modifications to such programs and policies; and (e) other matters relating to corporate governance and the rights and interests of the Company’s shareholders. During 2007, the Corporate Governance/Nominating Committee met two times.

          Each director attended more than 75% of the meetings held by the Board of Directors and related Committees, except for Martin E. Franklin, who attended twelve of the seventeen meetings that he was required to attend.

Director Nomination Process

          The Board, as assisted by its Corporate Governance/Nominating Committee, determines the nominees for director in accordance with the NYSE listing standards. The criteria used by the Board and the Corporate Governance/Nominating Committee are set forth in the Corporate Governance/Nominating Committee Charter and includes the following, among other criteria used to evaluate potential Board nominees: each director should be a person of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole, be recognized as a leader in business or professional activity, have background and experience that will complement those of other board members, be able to actively participate in Board and Committee meetings and related activities, be available to remain on the Board long enough to make an effective contribution, and have no material relationship with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues. The Board evaluates each new director candidate and each incumbent director before recommending that the Board nominates or re-nominate such individual for election or reelection as a director based on the extent to which such individual meets the general criteria above and remedying any deficiencies therein. The Board will evaluate candidates recommended by shareholders in the same manner as candidates identified by the Board.  Based on the Board’s evaluation, it recommends the Board nominee for election at each annual meeting of shareholders. A shareholder wishing to nominate a candidate should do so in accordance with the guidelines set forth below under “Shareholder Proposals for the 2009 Annual Meeting.”

Shareholder Communications to Directors

          The Board of Directors has established a process whereby interested parties may communicate with the presiding director or the non-management directors as a group. If an interested party wishes to communicate with one or more members of the Company’s Board of Directors, the following options may be used:

E-Mail the Presiding Director: PresidingDirector@kennethcole.com

-or-

Write to the Board of Directors:

Name of Board Member(s)
c/o Kenneth Cole Productions, Inc. Secretary
Kenneth Cole Productions, Inc.
603 West 50th Street
New York, NY 10019

          Concerns and communications will be referred by the Secretary of the Company to the entire Board or the designated Board member. Any complaint or concern can be reported anonymously or confidentially.

Director Attendance at Annual Meeting of Shareholders

          It has been the longstanding practice of the Company for all directors to attend the Annual Meeting of Shareholders, if available. All directors who were elected to the Board at the last Annual Meeting were in attendance at the 2007 Annual Meeting of Shareholders.

Director Presiding at Executive Sessions

          The Board of Directors schedules executive sessions without any management members present in conjunction with each regularly scheduled Board meeting. In the executive sessions, the non-management directors meet with the Company’s Senior Director of Internal Audit and representatives of the independent registered public accounting firm. Mr. Philip R. Peller, Chairman of the Audit Committee, presides at these executive sessions of non-management directors.

Other Corporate Governance Policies

          Corporate Governance Policies. The Board has adopted Corporate Governance Policies to comply with the NYSE listing standards. These policies guide the Company and the Board on matters of corporate governance, including director responsibilities, Board committees and their charters, director independence, director qualifications, director compensation and evaluations, director access to management, Board access to outside financial, business and legal advisors and management development. These policies are available on the Company’s website at www.kennethcole.com. Shareholders may also contact Investor Relations, 400 Plaza Drive, Secaucus, NJ 07094 or call (201) 864-8080 extension 28451 to obtain a copy of the policies without charge.

          Committee Authority to Retain Independent Advisors. Each of the Audit, Corporate Governance/Nominating and Compensation Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company.

          Code of Conduct. The Company has a Code of Conduct (the “Code”) that applies to all of the Company’s directors, executive officers and employees. The Code is available on the Company’s website at www.kennethcole.com. Shareholders may also contact Investor Relations, 400 Plaza Drive, Secaucus, NJ 07094 or call (201) 864-8080 extension 28451 to obtain a copy of the Code without charge.

          Whistleblower Procedures. The Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. These procedures are available on the Company’s website at www.kennethcole.com. Shareholders may also contact Investor Relations, 400 Plaza Drive, Secaucus, NJ 07094 or call (201) 864-8080 extension 28451 to obtain a copy without charge.

          No Executive Loans. The Company does not extend loans to executive officers or directors and has no such loans outstanding.

Transactions with Related Parties

          The Company’s policy regarding related party transactions requires the Corporate Governance/Nominating Committee (the “Committee”) to review and either approve or disapprove of any related party transaction, as defined below.

          The Company defines related party transactions as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year, (2) the Company is a participant, and (3) any Related Person (as defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or less than five-percent beneficial owner of the Company or another entity). A Related Person is, any (a) person who is or was at any point during a fiscal year for which the Company filed a Form 10-K and proxy statement, an executive officer, director or nominee for election as a director, (b) greater than five percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers-and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

          In determining whether to approve or ratify a related party transaction, the Committee will take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the Related Person’s interest in the transaction and other factors that it deems relevant. No director shall participate in any discussion or approval of a transaction for which he or she is a Related Person, except to provide all material information to the Committee. The following transactions are pre-approved under the Company’s policy:

•

any transaction with another company at which a Related Person’s only relationship is as an employee, director or beneficial owner of less than five percent of that company’s shares, if the aggregate amount involved does not exceed the greater of $25,000, or two percent of that company’s total revenues; and

•

any charitable contribution by the Company to a charitable organization where a Related Person is an employee, if the aggregate amount involved does not exceed the lesser of $25,000 or two percent of the charitable organization’s total annual receipts.

          During 2007, the Company made payments of $503,000 to a third-party aviation company that hires and uses an aircraft partially owned by Emack LLC, a company that is wholly owned by Mr. Cole. Management believes that all transactions were made on terms and conditions similar to or more favorable than those available in the marketplace from unrelated parties.

          The Company has an exclusive license agreement, as amended, with Iconix Brand Group, Inc., formerly Candies, Inc., and its trademark holding company, IP Holdings, LLC (collectively “Iconix”), to use the Bongo trademark in connection with worldwide manufacture, sale and distribution of women’s, men’s and children’s footwear. The Chief Executive Officer and Chairman of Iconix is the brother of the Company’s Chairman and Chief Executive Officer. The term of the agreement is through December 31, 2010. During this period, the Company is obligated to pay Iconix a percentage of net sales based upon the terms of the agreement. Based on the agreement, the Company made payments of approximately $739,000 related to royalty and advertising expense for the year ended December 31, 2007. Management believes that the license agreement with Iconix was entered into at arm’s-length.

          In addition, the Company employs a brother of Mr. Cole in a sales position. For the year ended December 31, 2007, the Company paid him approximately $125,000.

DIRECTOR NOMINEE AND OFFICER STOCK OWNERSHIP

          The following table sets forth certain information as of April 9, 2008 with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock, by (i) each director and nominee for director of the Company who owns shares of any class of the Company’s voting securities, (ii) the Company’s Named Executive Officers and (iii) all directors and executive officers of the Company, as a group. Except as otherwise indicated, each person listed has sole voting power with respect to the shares beneficially owned by such person.

	Class A Common Stock			Class B Common Stock

Name of Beneficial Owner	Number of Shares	Percent		Number of Shares	Percent

Kenneth D. Cole (1)	9,494,045	50.5%	(2)	8,010,497	100%
David P. Edelman (1)	54,356	*	(3)
Douglas Jakubowski (1)	5,647	*	(4)
Michael DeVirgilio (1)	11,750	*	(5)
Richard S. Olicker (1)	12,726	*	(6)
Denis F. Kelly	69,216	*	(7)
Robert C. Grayson	67,500	*	(8)
Philip R. Peller (1)	13,517	*	(9)
Martin E. Franklin	11,667	*	(10)
All directors and executive officers as a group (16 persons)+	9,800,079	52.1%		8,010,497	100%

* Less than 1.0%

+ Consists of the Board of Directors and all executive officers of the Company including Named Executive Officers.

(1)	The beneficial owner’s address is c/o Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY 10019.

(2)

Includes (a) 4,738,617 shares which Mr. Cole has the right to acquire within 60 days upon the conversion of 4,738,617 shares of Class B Common Stock, (b) 120,000 shares of Class B Common Stock held by the Kenneth Cole Foundation of which Mr. Cole is a co-trustee with his wife, which can be converted in Class A shares, (c) 187,500 shares of Class B Common Stock held by KMC Partners L.P. of which Mr. Cole is the living partner with 95% ownership, which can be converted in Class A shares, (d) 329,338 shares of Class B Common Stock held in the 2004 Kenneth D. Cole Grantor Remainder Annuity Trust, (e) 529,255 shares of Class B Common Stock held in the 2005 Kenneth D. Cole Family Grantor Remainder Annuity Trust, (f) 105,787 shares of Class B Common Stock held in the 2005 Kenneth D. Cole Grantor Remainder Annuity Trust, (g) 150,000 shares of Class A Common Stock held by the Kenneth Cole 1994 Charitable Remainder Trust, of which Mr. Cole is the sole trustee, (h) 13,000 shares of Class A Common Stock held by the Kenneth Cole Foundation, (i) 195,548 shares of Class A Common Stock held by Mr. Cole, (j) 1,062,500 shares which Mr. Cole has the right to acquire within 60 days upon the exercise of options granted to him under the Company’s 1994 Stock Option Plan and the 2004 Stock Incentive Plan, (k) 62,500 of restricted shares that will vest within 60 days under the 2004 Stock Incentive Plan, (l) 1,000,000 shares in the Kenneth D. Cole Trust Family 2008 GRAT and (m) 1,000,000 shares in the Kenneth D. Cole Trust 2008 GRAT.

(3)

Includes 44,500 stock options with the right to acquire within 60 days upon exercise and 6,250 restricted shares that will vest within 60 days under the 1994 Stock Option Plan and 2004 Stock Incentive Plan, respectively.

(4)	Includes 2,500 restricted shares that will vest within 60 days under the 2004 Stock Incentive Plan.

(5)

Includes 4,500 stock options with the right to acquire within 60 days upon exercise and 7,250 restricted shares that will vest within 60 days under the 1994 Stock Option Plan and 2004 Stock Incentive Plan, respectively.

(6)	Includes 7,000 restricted shares that will vest within 60 days under the 2004 Stock Incentive Plan.

(7)

Includes 52,500 stock options which Mr. Kelly has the right to acquire within 60 days upon the exercise of options granted to him under the Company’s 1994 Stock Option Plan and the 2004 Stock Incentive Plan. Mr. Kelly’s address is c/o Scura, Rise & Partners LLC, 1211 Avenue of the Americas, 27th Floor, New York, NY 10036.

(8)

Includes 52,500 stock options which Mr. Grayson has the right to acquire within 60 days upon the exercise of options granted to him under the Company’s 1994 Stock Option Plan and the 2004 Stock Incentive Plan. Mr. Grayson’s address is c/o Berglass Grayson, 399 Park Avenue, 39th Floor, New York, NY 10022.

(9)	Includes 12,500 stock options which Mr. Peller has the right to acquire within 60 days upon the exercise of options granted to him under the Company’s 2004 Stock Incentive Plan.

(10)

Includes 11,667 stock options which Mr. Franklin has the right to acquire within 60 days upon the exercise of options granted to him under the Company’s 2004 Stock Incentive Plan. Mr. Franklin’s address is c/o Jarden Corporation, 555 Theordore Fremd Avenue, Suite B302, Rye, NY 10580.

PERSON OWNING MORE THAN 5% OF COMMON STOCK

          The following table sets forth certain information as of April 9, 2008 with respect to the beneficial ownership of the Class A Common Stock, by each beneficial holder of more than five percent of any class of the Company’s voting securities. Except as otherwise indicated, each person listed has sole voting power with respect to the shares beneficially owned by such person.

	Class A Common Stock

Name of Beneficial Owner	Number of Shares	Percent

Aria Partners GP LLC	1,274,868	6.8%	(1)

(1)	As reported on the Schedule 13G filed with the Securities and Exchange Commission on November 30, 2007.

The address of Aria Partners GP LLC is 11150 Santa Monica Blvd., Suite 700, Los Angeles, CA 90025.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and on written representations from its executive officers, directors and persons who beneficially own more than 10% of the Class A Common Stock, the Company believes that all filing requirements of Section 16(a) of the Act were complied with during the year ended December 31, 2007.

Compensation Discussion and Analysis

          The following Compensation Discussion and Analysis discusses the Company’s compensation objectives and policies with respect to its Named Executive Officers. The Compensation Committee is responsible for approval and administrative oversight of the compensation and certain benefit programs, including short-term and long-term performance-based incentive programs for the Named Executive Officers. In making such compensation decisions, the Compensation Committee considers recommendations from the Chief Executive Officer with respect to compensation of the other Named Executive Officers. The Compensation Committee, from time to time, hires outside compensation consultants to provide relevant market data and alternatives to consider and assist it in making compensation decisions for the Company’s Named Executive Officers.

          The Company’s executive compensation program is designed to:

•

motivate the Named Executive Officers to help the Company accomplish certain long and short-term strategic and financial objectives, including improvement in the Company’s fully diluted earnings per share;

•	align the Named Executive Officers’ interests with those of the Company’s shareholders;

•	be competitive in comparison with a select group of peer companies; and

•	attract and retain highly qualified executive officers as the Company competes for talented executives in a highly competitive marketplace.

          The Company’s executive compensation program is designed to balance fixed-base salaries with compensation that is performance-based and to reward annual performance while maintaining a focus on longer-term objectives. The Company strives to provide compensation incentives commensurate with individual management responsibilities and to reward past and future contributions to corporate objectives.

          In 2007, the Compensation Committee engaged Frederick W. Cook & Company, Inc., an outside consultant, to conduct a compensation study and assist the Compensation Committee in determining the Company’s peer group and perform a compensation analysis focused on benchmarking comparisons and compensation mix and ratios. The companies included in the study consisted of a select group of publicly-traded companies with comparable organizational revenues that engage in specialty store retailing, wholesaling and licensing of footwear, apparel and accessories. The Compensation Committee believes that the Company’s most direct competitors for executive talent are not necessarily all of the companies listed in the Standard & Poor’s Footwear Index used to compare shareholder returns. The peer group companies benchmarked included:

Crocs	Steve Madden	Timberland
Deckers Outdoor	Movado	Under Armour
Perry Ellis	Rocky Brands	United Retail Group
Guess	Skechers USA	Wolverine World Wide
K-Swiss	Stride Rite

          The Compensation Committee used this peer group as the baseline to review total compensation levels for each of the Company’s Named Executive Officers and other executive members of management. The study concluded that overall, the Company’s executive compensation levels and opportunities are within the range of competitive practice (i.e. median to 75th percentile).

Elements of Compensation

          The Company’s executive compensation program consists of two principal components of compensation: (1) annual compensation and (2) long-term compensation. Annual compensation includes base salary and annual bonus. Long-term compensation consists primarily of equity awards subject to forfeiture restrictions.

          Base Salary: Base salaries provide a base level of compensation for services rendered during the year. The Company’s Compensation Committee determines the level of the Named Executive Officers’ salaries annually by considering the responsibilities associated with their positions, the skills and experience required for the job, their individual performance, the Company’s overall business performance and labor market conditions, among other factors. Salary increases for the Named Executive Officers in 2007 ranged from 0% to 8.5%, which were based on tenure and increases in responsibility, except for Mr. Jakubowski, who was promoted from President of Kenneth Cole Reaction to President of Kenneth Cole – Apparel and Corporate Relations in the latter half of 2006 and received a 35% increase.

          Bonus: The Company maintains an Annual Bonus Plan to provide for performance-based compensation, as set by the Compensation Committee annually under the Kenneth Cole Productions, Inc. 2004 Bonus Plan as approved by the Company’s shareholders. The annual bonus, referred to as non-equity incentive plan compensation within the Summary Compensation Table, is designed to encourage and reward the achievement of corporate and individual goals. The annual bonus for each Named Executive Officer is based upon the achievement of Company and individual performance goals set at the beginning of each fiscal year. Corporate goals may include earnings per share, net income/operating profit, net revenues, return on investment, operating cash flow or a combination thereof. Individual goals may include executing strategies to support the Company’s vision, developing people and driving operational excellence. The primary measure of corporate performance in 2007 was earnings per share and divisional performance, including sales, gross margin and divisional operating results. Divisional performance goals for Named Executive Officers are based on the specific divisions the Named Executive Officer has responsibility over. During 2007, the Named Executive Officers were targeted to receive 50% of their annual base salaries, except for Mr. Cole who was targeted to receive 200%and each has an opportunity to earn a maximum bonus amount equal to double their target bonus. In 2007, each Named Executive Officer was awarded one-third or less of his target bonus by the Compensation Committee for his individual performance. No bonuses were awarded for the corporate fully diluted earnings per share target goal due to poor Company financial performance. Mr. DeVirgilio received approximately 44% of his target bonus from the achievement of a portion of divisional performance within the licensing segment. These amounts are included in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” caption. The Compensation Committee did not award any discretionary bonuses for 2007.

          Equity-based Incentive Plan: The Company maintains the Kenneth Cole Productions, Inc. 2004 Stock Incentive Plan to provide for equity-based compensation. Awards under this plan are designed to:

•	align the financial interests of the Named Executive Officers with those of the Company’s shareholders;

•	reward the Named Executive Officers for building shareholder value; and

•	encourage the Named Executive Officers to remain in the Company’s employ over the long term.

          The Compensation Committee believes that stock ownership by management is beneficial to all shareholders and as such, over the years, since the Company became public, it has granted stock options and restricted stock to its Named Executive Officers and other key employees. The Compensation Committee administers all aspects of these plans and determines the amount of and terms applicable to any award under this plan.

          In determining the number of shares of restricted stock and/or the number of options to be awarded to the Named Executive Officers in 2007, the Compensation Committee took into consideration each executive’s level of responsibility, leadership abilities, corporate collaboration, development of Company culture, brand contribution and commitment to the Company’s success. The Compensation Committee also considers the recommendations of Mr. Cole (except with respect to awards to Mr. Cole), the individual performance of the executive and the number of shares previously awarded to the executive. As a general practice, both the number of shares granted to any Named Executive Officer, as well as the proportion of these shares relative to the total number of shares granted, increase in proportion to increases in each executive’s responsibilities.

          Beginning in 2005, the Compensation Committee commenced granting of shares of restricted stock under the Company’s stock incentive plan in lieu of options. These shares are subject to certain restrictions and generally lapse over a period of three to four years from the date of grant. This vesting schedule encourages retention and long-term investment in the Company by participating executives. Also, modest annual grants of restricted stock have some advantages as an equity compensation vehicle as shares of restricted stock have an intrinsic value when granted and because it takes fewer shares of restricted stock than shares underlying options to deliver the same value, the Company can minimize shareholder dilution.

          Executive Deferred Compensation Programs: The Company maintains two non-qualified Executive Deferred Compensation Programs: one program with Mr. Cole as the sole participant, and a separate program for the Named Executive Officers and certain U.S.-based eligible employees. Pursuant to the Mr. Cole’s Executive Deferred Compensation Program, he may elect to defer up to 100% of earnings from his annual base salary and annual bonus. His investment choices are all self-directed. Under the separate program, participants may elect to defer up to 25% of their base salary and 100% of their annual bonus. Investment choices under this program are similar to those choices provided under the Company’s 401(k) Plan, which consist of mutual funds.

          Supplemental Executive Retirement Plan (“SERP”): The Company also maintains non-qualified deferred compensation plans, in the form of a SERP, which serves as a long-term retention initiative. The SERP does not allow for employee contributions. The Company funds the plan on behalf of certain eligible executives, on a discretionary basis. The Company’s SERP value appreciates over time, depending on market conditions and the participants’ investment choices. Amounts deferred under the SERP vest over time, with 30% vesting after three years of participation in the SERP, 60% vested after nine years of participation in the SERP, 75% vested upon the retirement, which is defined as the latter of attaining the age 60 or retirement from the Company and 100% vested if the employee dies while in the Company’s employment. Participants in the plan are covered by life insurance through a portion of the Company’s contribution to the plan, which goes to pay the premiums of the life insurance policies. (Refer to “All Other Compensation” in the Summary Compensation Table.)

          Perquisites and Other Personal Benefits: The Company also provides the Named Executive Officers with certain perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers, which include a car allowance for each Named Executive Officer and a car and driver for Mr. Cole. In addition, Mr. Cole, for security purposes, is recommended to use chartered aircraft for personal and business-related air travel. The costs to the Company associated with providing these benefits for the Named Executive Officers are reflected in the Summary Compensation Table under the “All Other Compensation” caption.

          Employment, change in control and severance agreements: The Company provides employment agreements to certain Named Executive Officers. Mr. Cole and Mr. Edelman do not have employment agreements.

          Douglas Jakubowski, who serves as President of Kenneth Cole – Apparel and Corporate Relations, entered into a letter agreement with the Company dated October 12, 2006, which provides that he is entitled to receive an annual salary of $500,000 (subject to good faith review for possible increase annually) and a target bonus award based on 50% of the actual base salary paid for the prior fiscal year. In addition, in the event the Company exceeds its bonus plan targets, Mr. Jakubowski has the opportunity to receive an additional bonus equal to an additional 50% of base salary based on earnings, as determined by the Compensation Committee. The agreement also provides for a grant of restricted stock having a market value of $1 million at the time of grant, which vests at the end of a three-year period. Other benefits and perquisites provided by the agreement include the eligibility to participate in the 401(k) plan, SERP plan and basic health, life, accidental death and business accident insurance. The agreement provides for severance in the event he is terminated by the Company without cause, which includes continuing bi-weekly payments of his base salary and continued participation in the Company’s medical and life insurance program for a period of twelve months following termination. Mr. Jakubowski is also subject to a non-competitive requirement during the severance period.

          Richard S. Olicker joined the Company in January 2006 as President, Wholesale Division and Executive Vice President and entered into a letter agreement, dated January 3, 2006, with the Company, which provides that he is entitled to receive an annual salary of $500,000 (subject to good faith review for possible increase annually) and a target bonus award based on 50% of the actual base salary paid for the prior fiscal year. Mr. Olicker has the opportunity to receive a maximum bonus equal to an additional 50% of base salary based on earnings, determined by the Compensation Committee. The agreement also provided for an initial grant of 20,000 shares of restricted stock vesting over a four-year period. Other benefits and perquisites provided by the agreement include the eligibility to participate in the 401(k) plan, SERP plan and basic health, life, accidental death and business accident insurance as well as a monthly auto allowance. The agreement provides for severance in the event he is terminated by the Company without cause, which includes continuing bi-weekly payments of his base salary and continued participation in the Company’s medical and life insurance program for a period of twelve months following termination. Mr. Olicker is also subject to a non-competitive requirement during the severance pay period.

          Michael DeVirgilio signed a letter agreement with the Company to serve as Executive Vice President, Business Development dated March 31, 2006, which provides that Mr. DeVirgilio is entitled to receive an annual salary of $450,000 (subject to good faith review for possible increase annually) and a target bonus award of 50% of the actual base salary paid for the prior fiscal year. Mr. DeVirgilio has the opportunity to receive a maximum bonus equal to an additional 50% of base salary based on earnings as determined by the Compensation Committee. The agreement also provided for an initial grant of 20,000 shares of restricted stock vesting over a four-year period. Other benefits and perquisites provided by the Company include the eligibility to participate in the 401(k) plan, SERP plan and basic health, life, accidental death and business accident insurance as well as a monthly auto allowance. The agreement provides for severance in the event he is terminated by the Company without cause, which includes continuing bi-weekly payments of his base salary and continued participation in the Company’s medical and life insurance for a period of six months following termination. Mr. DeVirgilio is also subject to a non-competitive clause during the severance pay period.

Tax Implications

          Deductibility of Executive Compensation: The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides generally that the Company may not deduct compensation of more than $1,000,000 that is paid to any of the Named Executive Officers. The Company believes that all compensation paid under its management incentive plans is generally fully deductible for federal income tax purposes. The Company’s annual bonus plan is designed to qualify under Section 162(m) and was approved by the Company’s shareholders in 2004. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements, but the Committee believes to be in the best interest of its shareholders in order to ensure competitive levels of total compensation for the Named Executive Officers. All of the compensation paid to the Named Executive Officers for 2007 will be fully deductible.

          Non-qualified Deferred Compensation: On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. The Company has amended its non-qualified deferred compensation plans to comply with this new law, where necessary. The Company is in compliance with these regulations, which were effective as of December 31, 2007, and resulted in no material changes to the Company’s prior non-qualified deferred compensation plans.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in these proxy materials.

THE COMPENSATION COMMITTEE

Robert C. Grayson (Chairman)
Martin E. Franklin
Denis F. Kelly
Philip R. Peller

Compensation Committee Interlocks and Insider Participation

          The Company’s Board approves compensation decisions recommended by the Compensation Committee. The Compensation Committee is composed of Mr. Grayson (Chairman), Mr. Franklin, Mr. Kelly and Mr. Peller, none of whom served as an officer or employee during 2007. Kenneth D. Cole, an executive officer and director of the Company during 2007, participated in the Board’s deliberations regarding certain executive compensation matters, other than his own compensation.

Summary Compensation Table for Fiscal Year-End December 31, 2007

          The following table sets forth the aggregate compensation awarded to, earned by the Named Executive Officers, for services rendered in all capacities to the Company and its subsidiaries for the year ended December 31, 2007:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

			(1)	(2)		(3)	(4)

Kenneth D. Cole	2007	$1,000,000	$1,922,736	$759,140	$666,667	$3,115,334	$230,673	(5)	$7,694,550
Principal Executive Officer	2006	$1,000,000	$789,750	$759,140	$1,000,000	$297,555	$277,600		$4,124,045

David P. Edelman	2007	$430,385	$213,454	$60,446	$72,500	$25,023	$88,652	(6)	$890,460
Principal Financial Officer	2006	$405,719	$120,642	$60,446	$102,500	$26,550	$84,097		$799,954

Douglas Jakubowski	2007	$500,000	$468,957	—	$83,333	—	$92,175	(7)	$1,144,465
President	2006	$369,231	$137,693	—	$80,000	—	$15,000		$601,924

Michael DeVirgilio	2007	$462,231	$250,247	$46,404	$103,323	$26,698	$69,443	(8)	$958,346
Executive Vice President	2006	$443,736	$143,848	$46,404	$112,500	$12,458	$65,769		$824,715

Richard S. Olicker	2007	$520,385	$166,722	—	$44,000	—	$95,225	(9)	$826,332
Executive Vice President	2006	$480,769	$83,000	—	$125,000	—	$13,357		$702,126

(1)

These amounts represent the compensation expense recognized in the Company’s 2007 consolidated financial statements under SFAS 123(R) (except that the estimates of forfeitures related to service-based vesting conditions are not included) and does not reflect actual compensation paid to the Named Executive Officer in the year disclosed. This expense relates to restricted stock granted in 2007 and prior. Amounts are based on the stock price on the date of grant. Please refer to Note 12 to the Company’s consolidated financial statements for the year ended December 31, 2007 included in the Annual Report on Form 10-K for the assumptions used to calculate these amounts.

(2)

These amounts represent the compensation expense recognized in the Company’s 2007 consolidated financial statements under SFAS 123(R) related to stock options granted in prior years (except that the estimates of forfeitures related to service-based vesting conditions are not included) and do not reflect actual compensation paid to the Named Executive Officer in the year disclosed and are based on the fair value as calculated under the Black-Scholes model on the date of grant. No stock options have been awarded since 2004. Please refer to Note 12 to the Company’s consolidated financial statements for the year ended December 31, 2007 included in the Annual Report on Form 10-K for the assumptions used to calculate these amounts.

(3)

Amounts represent earnings from Mr. Cole’s deferred compensation plan and the other Named Executive Officer’s SERP amounts above the preferential market rate or 120% of the applicable federal long-term rate.

(4)

SERP contributions vest over time, with 30% vesting after three years of participation in the SERP, 60% vesting after nine years of participation in the SERP and 75% vesting upon retirement, which is defined as the latter of attaining the age of 60 or retirement from the Company. SERP participants receive 100% vesting only upon death while still employed by the Company. This includes amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not fully vested, as well as certain non-compete covenants that must be met upon termination of employment.

(5)

Amount represents (a) $35,807 for restricted stock dividends; (b) $130,747 for auto and related expenses; and (c) $64,119 to provide chartered aircraft transportation for Mr. Cole’s personal travel. Under Board Policy, for security reasons, chartered aircraft is made available to Mr. Cole for both business and personal travel.

(6)	Amount represents car allowance of $14,400; employer 401(k) match; SERP contributions of $65,000; restricted stock dividends.

(7)	Amount represents car allowance of $12,000; employer 401(k) match; SERP contributions of $75,000; restricted stock dividends.

(8)	Amount represents car allowance of $12,000; employer 401(k) match; SERP contributions of $50,000; restricted stock dividends.

(9)	Amount represents car allowance of $12,000; employer 401(k) match; SERP contributions of $75,000; restricted stock dividends.

Grants of Plan-Based Awards
For Fiscal Year-End
December 31, 2007

								All Other Stock Awards: Number of Securities Underlying Options (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Name	Grant Date									Exercise Or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kenneth D. Cole	N/a	666,667	2,000,000	4,000,000	—	—	—	—	—	—	—
	5/17/2007	—	—	—	—	—	—	100,000	—	—	$2,375,000

David. P. Edelman	N/a	72,500	217,500	435,000	—	—	—	—	—	—	—
	5/17/2007	—	—	—	—	—	—	12,000	—	—	$285,000

Douglas Jakubowski	N/a	83,333	250,000	500,000	—	—	—	—	—	—	—

Michael DeVirgilio	N/a	77,500	232,500	465,000	—	—	—	—	—	—	—
	5/17/2007	—	—	—	—	—	—	8,000	—	—	$190,000

Richard S. Olicker	N/a	87,500	262,500	525,000	—	—	—	—	—	—	—
	5/17/2007	—	—	—	—	—	—	8,000	—	—	$190,000

(1) Annual bonuses awarded under the Company’s non-equity incentive program are based on the Named Executive Officers’ salary and on the achievement of corporate, divisional and individual goals. The threshold amount is based on one-third of the Named Executive Officers’ target bonus. The target bonus is based on 50% of each of the Named Executive Officers’ base salaries. Mr. Cole’s target amount was 200% of his base salary. The maximum payout is twice the amount of the Named Executive Officers’ target bonus amount. No amount is awarded if performance is not achieved. Actual annual bonus payments made to the Named Executive Officers are disclosed in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” caption.

(2) Dividends are accrued throughout the vesting period of restricted stock and are paid out on vesting dates. Amounts paid out for dividends on restricted stock are included in “All Other Compensation” for each Named Executive Officer within the 2007 Summary Compensation Table. The dividend rate is the same as all other shareholders who receive dividends.

Outstanding Equity Awards at Fiscal Year-End
December 31, 2007

Option Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Vesting Dates

Kenneth D. Cole	3/31/1999	112,500	—	—	$16.6667	Fully Vested
	2/19/2000	150,000	—	—	$30.6667	Fully Vested
	3/30/2001	150,000	—	—	$24.2500	Fully Vested
	12/1/2001	150,000	—	—	$13.2500	Fully Vested
	2/5/2003	105,000	45,000	—	$23.8500	45,000 shares 2/5/2008
	2/27/2003	70,000	30,000	—	$22.7500	30,000 shares 2/27/2008
	8/2/2004	250,000	—	—	$32.0900	Fully Vested

	5/2/2005	—	—	—	—	—

	5/17/2006	—	—	—	—	—

	5/17/2007	—	—	—	—	—

David P. Edelman	7/1/1999	4,500	—	—	$18.5833	Fully Vested
	2/19/2000	7,500	—	—	$30.6667	Fully Vested
	3/30/2001	7,500	—	—	$24.2500	Fully Vested
	12/1/2001	5,000	—	—	$13.2500	Fully Vested
	2/5/2003	7,000	3,000	—	$23.8500	3,000 shares 2/5/2008
	2/27/2003	7,000	3,000	—	$22.7500	3,000 shares 2/27/2008

	5/2/2005	—	—	—	—	—

	5/17/2006	—	—	—	—	—

	5/17/2007	—	—	—	—	—

Douglas Jakubowski	10/1/2005	—	—	—	—	—

	5/17/2006	—	—	—	—	—
	10/26/2006	—	—	—	—	—

Michael DeVirgilio	2/5/2003	—	4,500	—	$23.8500	4,500 shares 2/5/2008

	5/2/2005	—	—	—	—	—

	5/17/2006	—	—	—	—	—

	5/17/2007	—	—	—	—	—

Richard S. Olicker	5/17/2006	—	—	—	—	—

	5/17/2007	—	—	—	—	—

Stock Awards

Name	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting Dates

Kenneth D. Cole	3/31/2009	—	—	—	—	—
	2/19/2010	—	—	—	—	—
	3/30/2011	—	—	—	—	—
	12/1/2011	—	—	—	—	—
	2/5/2013	—	—	—	—	—
	2/27/2013	—	—	—	—	—
	8/2/2014	—	—	—	—	—
						12,500 shares 5/2/2008
	—	25,000	$437,250	—	—	12,500 shares 5/2/2009
						25,000 shares 5/17/2008
	—	75,000	$1,311,750	—	—	50,000 shares 5/17/2009
						25,000 shares 5/17/2008
						25,000 shares 5/17/2009
	—	100,000	$1,749,000	—	—	50,000 shares 5/17/2010

David P. Edelman	7/1/2009	—	—	—	—	—
	2/19/2010	—	—	—	—	—
	3/30/2011	—	—	—	—	—
	12/1/2011	—	—	—	—	—
	2/5/2013	—	—	—	—	—
	2/27/2013	—	—	—	—	—
						1,250 shares 5/2/2008
	—	2,500	$43,725	—	—	1,250 shares 5/2/2009
						2,000 shares 5/17/2008
	—	6,000	$104,940	—	—	4,000 shares 5/17/2009
						3,000 shares 5/17/2008
						3,000 shares 5/17/2009
	—	12,000	$209,880	—	—	6,000 shares 5/17/2010

Douglas Jakubowski						916 shares 10/1/2008
	—	1,833	$32,059	—	—	917 shares 10/1/2009
						2,500 shares 5/17/2008
	—	7,500	$131,175	—	—	5,000 shares 5/17/2009
	—	40,000	$699,600	—	—	40,000 shares 10/26/2009

Michael DeVirgilio	2/5/2013	—	—	—	—	—
						1,250 shares 5/2/2008
	—	2,500	$43,725	—	—	1,250 shares 5/2/2009
						4,000 shares 5/17/2008
						4,000 shares 5/17/2009
	—	16,000	$279,840	—	—	8,000 shares 5/17/2010
						2,000 shares 5/17/2008
						2,000 shares 5/17/2009
	—	8,000	$139,920	—	—	4,000 shares 5/17/2010

Richard S. Olicker						5,000 shares 5/17/2008
						5,000 shares 5/17/2009
	—	15,000	$262,350	—	—	5,000 shares 5/17/2010
						2,000 shares 5/17/2008
						2,000 shares 5/17/2009
	—	8,000	$139,920	—	—	4,000 shares 5/17/2010

Option Exercises and Stock Vested
as of Fiscal Year-End December 31, 2007

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kenneth D. Cole	181,700	$1,892,603	37,500	$906,875
David P. Edelman	—	—	4,917	$114,070
Douglas Jakubowski	—	—	3,416	$77,118
Michael DeVirgilio	10,500	$61,310	6,583	$154,505
Richard S. Olicker	—	—	5,000	$118,750

Nonqualified Deferred Compensation
For Fiscal Year-End
December 31, 2007

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)

Kenneth D. Cole (8)	1,960,704	(1)	—		4,995,034	38,088,362	(3)
David P. Edelman (9)	—		65,000	(2)	55,173	585,988	(4)
Douglas Jakubowski (9)	—		75,000	(2)	(7,131)	67,869	(5)
Michael DeVirgilio (9)	—		50,000	(2)	47,531	414,315	(6)
Richard S. Olicker (9)	—		75,000	(2)	(7,877)	67,123	(7)

(1)

Mr. Cole elected to defer $985,500 of his fiscal 2006 bonus goal award earned in 2006 and scheduled to be paid in 2007. Accordingly, the $985,500 of Mr. Cole’s contributions in 2007 was included in the “Non-Equity Incentive Plan Compensation” column of the 2006 Summary Compensation Table. Mr. Cole also elected to defer $975,000 of his 2007 base salary, which is included in the 2007 Summary Compensation Table under the “Salary” column.

(2)

These amounts are included in the 2007 Summary Compensation Table under the “All Other Compensation” caption for these respective Named Executive Officers as Company contributions made to the SERP. These amounts are not yet vested and ultimate distribution of these amounts is subject to certain non-compete covenants that must be met upon termination of employment. As such, some or all of these amounts may not be received by the Named Executive Officers.

(3)	Contributions recorded in the Summary Compensation Table were $17,904,568 for 2006 and prior, excluding those noted in (1) above.

(4)	Contributions recorded in the Summary Compensation Table were $445,000 for 2006 and prior. Mr. Edelman is 50% vested in the SERP.

(5)	2007 was the first year in which Mr. Jakubowski in the SERP and received a contribution. Mr. Jakubowski is not yet vested in the SERP.

(6)	Contributions recorded in the Summary Compensation Table were $304,000 for 2006 and prior. Mr. DeVirgilio is 50% vested in the SERP.

(7)	2007 was the first year in which Mr. Olicker participated in the SERP and received a contribution. Mr. Olicker is not yet vested in the SERP.

(8)

Mr. Cole does not participate in the SERP. However, he is a participant in the Company’s Non-qualified Executive Deferred Compensation Plan. The investments under the Non-qualified Executive Deferred Compensation Plan are directed by Mr. Cole. The plan allows for the deferral of up to 100% of his annual compensation and annual bonus and investments allocations are participant-directed. Currently, Mr. Cole has invested in mutual funds, equities, and hedge funds that are self-directed. Mr. Cole is the only employee in this plan at this time. Distributions from the plan are paid in a lump sum at retirement, which is defined as the latter of attaining the age of 60 or retirement from the Company.

(9)

As noted above in the Compensation Discussion and Analysis, SERP contributions vest over time, with 30% vesting after three years of participation in the SERP, 60% vesting after nine years of participation in the SERP and 75% upon retirement, which is defined as the latter of attaining the age of 60 or retirement from the Company. SERP participants receive 100% vesting only upon death while still employed by the Company.

Potential Payouts upon Termination or Change in Control

          As noted in the Compensation Discussion and Analysis above, the Company is party to employment agreements with certain of the Named Executive Officers, which provide for certain potential post-termination severance payments and change in control payments. These payments are described below. Mr. Cole and Mr. Edelman do not have employment agreements with the Company

          Mr. Jakubowski’s agreement provides for severance in the event he is terminated by the Company without cause, which includes continuing bi-weekly payments of his base salary, medical and life insurance for a period of twelve months following termination with a non-competitive requirement during the severance pay period. In addition, Mr. Jakubowski’s October 2006 restricted stock grant will vest as follows: (i) termination prior to the first anniversary of the effective date of his employment agreement dated October 12, 2006, no vesting, and (ii) termination thereafter, vesting pro rata from the effective date of his employment agreement.

          Mr. DeVirgilio’s agreement provides for severance in the event he is terminated by the Company without cause, which includes continuing bi-weekly payments of his base salary, medical and life insurance for a period of six months following termination with a non-competitive requirement during the severance pay period.

          Mr. Olicker’s agreement provides for severance in the event he is terminated by the Company without cause, which includes continuing bi-weekly payments of his base salary, medical and life insurance for a period of twelve months following termination and a non-competitive requirement during the severance pay period. In the event of a change of control of the Company, Mr. Olicker’s unvested stock options or restricted stock shall vest immediately.

          At December 31, 2007, if the Named Executive Officers were terminated for cause, the amounts that would have been paid out would have been as follows: Mr. Jakubowski — $774,684, Mr. DeVirgilio — $235,405 and Mr. Olicker — $532,662. In the event of a change in control, Mr. Olicker would immediately vest in his restricted stock shares and receive $402,270.

Director Compensation

          Directors who are also employees of the Company are not paid any fees or other remuneration, as such, for service on the Board or any of its Committees.

          During 2007, each non-employee director received a quarterly cash retainer of $8,750 per quarter. In addition, non-employee directors receive $1,000 (Chairman $1,500) for each regularly scheduled quarterly Board meeting, Audit Committee meeting, Corporate Governance/Nominating Committee meeting and Compensation Committee meeting they attend. The Company’s 2004 Stock Incentive Plan provides that each non-employee director receives an automatic option grant at the inception of their service on the Board and annual grants thereafter as follows: (i) initial grant of an option to purchase 5,000 shares of Class A Common Stock upon agreeing to serve as a director, pro rated based upon the number of months remaining until the next annual meeting of shareholders and (ii) an annual grant of an option to purchase 5,000 shares of Class A Common Stock to be made at the first meeting of the Company’s Board following each annual meeting of the Company’s shareholders. All options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of one share of Class A Common Stock on the date of grant. These options expire ten years from the date of grant and vest in 50% increments on the first and second anniversaries of the date of grant. In addition, non-employee directors are reimbursed by the Company for all travel expenses related to meetings.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Martin E. Franklin	$46,000	—	$68,068	(2)	—	—	—	$114,068
Robert C. Grayson	$55,500	—	$57,458	(2)	—	—	—	$112,958
Denis F. Kelly	$52,000	—	$57,458	(2)	—	—	—	$109,458
Philip R. Peller	$53,500	—	$57,458	(2)	—	—	—	$110,958

(1)

Each non-employee director received stock options in 2007 with a grant date fair value of $50,915 (5,000 shares). At December 31, 2007, the aggregate amount of stock options outstanding was as follows: Mr. Franklin – 14,167, Mr. Grayson – 55,000, Mr. Kelly – 55,000 and Mr. Peller – 15,000.

(2)

These amounts represent the compensation expense recognized in the Company’s 2007 consolidated financial statements under SFAS 123(R), except for estimates made for forfeitures. This expense relates to stock options granted in 2007, as well as options granted in prior years. Please refer to Note 12 to the Company’s consolidated financial statements for the year ended December 31, 2007 included in the Annual Report on Form 10-K for the assumptions used to calculate these amounts. These amounts do not reflect actual compensation paid to the Director in the year disclosed and are based on the fair value as calculated under the Black-Scholes model on the date of grant.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent registered public accounting firm and financial reporting procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements and evaluating the overall effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accounting firm.

          In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm (including private sessions with the internal auditors and the independent registered public accounting firm.) Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and that internal controls over financial reporting were effective as of December 31, 2007. The Audit Committee has reviewed and discussed the consolidated financial statements and the Company’s overall effectiveness of internal controls, with management and the independent registered public accounting firm.

          The Audit Committee has discussed with its independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees) (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties.) In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee and the independent registered public accounting firm have discussed their independence from the Company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the fees and costs billed and expected to be billed by the independent registered public accounting firm for those services (as shown on page 24 of this Proxy Statement.) The independent registered public accounting firm provided audit, audit-related, tax and other services during 2007. Any fees and costs incurred in connection with these services must be pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee. The Audit Committee reviews and approves, in advance, the retention of the independent registered public accounting firm or any of its affiliates, including the terms of such retention and related fees, for any audit services and any non-audit services that are not prohibited under Section 10A of the 1934 Act or the rules of the NYSE and that are not subject to the de minimis exception under Section 10A of the 1934 Act, and determines, in advance, that any such retention of the auditors for non-audit services is consistent with maintaining the objectivity and independence of the independent registered public accounting firm.

          The Audit Committee also has discussed with the Company’s internal auditors and independent registered public accounting firm, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

          In further reliance on the reviews and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board approved, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm.

AUDIT COMMITTEE
Philip R. Peller (Chairman)
Martin E. Franklin
Robert C. Grayson
Denis F. Kelly

          The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

PROPOSAL TWO: SELECTION OF AUDITORS

Ratification of Appointment of Independent Registered Public Accounting Firm

          Subject to ratification by the shareholders, the Board has reappointed Ernst & Young LLP as independent registered public accounting firm to audit the financial statements of the Company for 2008 and the overall effectiveness of the Company’s internal controls over financial reporting.

          Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s financial statements for the years ended December 31, 2007 and December 31, 2006, and the Company’s overall effectiveness of internal controls over financial reporting for the years ended December 31, 2007 and December 31, 2006, as well as fees billed for other services rendered by Ernst & Young LLP during those periods.

	2007	2006

Audit fees:	$1,256,000	$1,009,000
Audit-related fees:	12,000	—
Tax fees:	87,000	90,000
All other fees:	15,000	—

Total:	$1,370,000	$1,099,000

          The nature of services provided in each of the Categories listed above is described below:

          Audit Fees – Includes fees for services rendered for the audits of the consolidated financial statements of the Company, and the overall effectiveness of internal controls over financial reporting, quarterly reviews, statutory audits, and accounting consultations necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

          Audit Related Fees – Includes fees for due diligence services.

          Tax Fees – Includes fees for review of federal and state tax returns, tax compliance matters, assistance with tax audits and state tax planning.

          All Other Fees – Includes fees related to non-audit related procedures.

The Audit Committee and Board of Directors unanimously recommend a vote “FOR” Proposal Two: Selection of Auditors.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

          Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2009 must be received by December 1, 2008 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. Proposals of shareholders intended to be considered at the Annual Meeting of Shareholders in 2009, but not included in the Company’s Proxy Statement and form of proxy related to that meeting, must be received by February 1, 2009, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. Shareholder proposals should be directed to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Any such proposals will need to comply with the SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

FORWARD-LOOKING STATEMENTS

          These proxy materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect the Company’s business, particularly those mentioned in the cautionary statements in Item 1 of the Company’s Form 10-K for the year ended December 31, 2007, and in its quarterly reports on Form 10-Q and current reports on Form 8-K, which the Company incorporates by reference.

OTHER MATTERS

          The Board does not intend to bring any matter before the Annual Meeting except as specifically indicated in the attached Notice of Annual Meeting of Shareholders, nor does the Board know of any matters that anyone else proposes to present for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy card will vote or otherwise act thereon in accordance with their judgment on such matters.

          Copies of the Company’s 2007 Annual Report on Form 10-K can be accessed on the Company’s website at www.kennethcole.com. The Company will also provide to each shareholder, without charge and upon written request, a copy of the Company’s Annual Report on Form 10-K. Any such written request should be directed to Kenneth Cole Productions, Inc., 400 Plaza Drive, Secaucus, New Jersey 07094, Attn: Investor Relations or by e-mail to investrelations@kennethcole.com.

By Order of the Board of Directors,

/s/ Michael F. Colosi
Michael F. Colosi
Secretary